Exhibit 99.1

FOR IMMEDIATE RELEASE

ARMSTRONG FLOORING ANNOUNCES CFO TRANSITION;

REAFFIRMS 2017 FULL-YEAR GUIDANCE

Lancaster, PA, April 12, 2017 – Armstrong Flooring, Inc. (NYSE: AFI) today announced that John “Jay” W. Thompson, Chief Financial Officer (CFO), is leaving the Company effective May 8, 2017, for a position as CFO for a private equity-backed company in the consumer packaged goods industry.

Kimberly Z. Boscan, the Company’s Vice President and Controller, has been appointed to serve as interim CFO upon Thompson’s departure. The Company has engaged a nationally recognized firm to undertake a comprehensive search for an external candidate to serve as permanent CFO. In the interim, Boscan will report directly to Donald R. Maier, the Company’s President & CEO.

“We are grateful for Jay’s contributions to Armstrong Flooring, particularly in helping to establish a standalone finance function after our separation from Armstrong World Industries, Inc. (AWI). We wish him the best in his future endeavors and thank him for agreeing to assist in an orderly transition,” said Maier.

Boscan joined AWI in 2015, serving as Vice President and Controller of AWI’s Resilient and Wood Flooring businesses prior to the Company’s separation from AWI on April 1, 2016, at which time she became the Company’s Vice President and Controller. Prior to joining AWI, from 2012 to 2015 Boscan provided management consulting services through her firm, Zeiser Boscan Enterprises, LLC, and through Vaco Indianapolis, LLC. In 2008, she joined Mead John Nutrition in advance of its spin-off from Bristol-Meyer Squibb to serve as Assistant Controller, a role she held until 2012. Additionally, from 1997 to 2007, Boscan held a variety of roles within the finance organization of Ford Motor Company.

“Kim is a seasoned veteran with significant corporate finance experience. She is well suited to lead our finance function during this transition period,” said Maier.

Full-Year 2017 Outlook

The Company also reaffirmed its full-year 2017 outlook previously provided in its fourth quarter and full-year 2016 earnings release on March 6, 2017. As previously announced, the Company will report its first quarter results on May 8, 2017.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire spaces where people live, work, learn, heal and play.

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Armstrong Flooring/ 2 of 2

Headquartered in Lancaster, Pa., Armstrong Flooring is the #1 manufacturer of resilient and wood flooring products across North America. The Company safely and responsibly operates 17 manufacturing facilities in three countries and employs approximately 4,000 individuals, all working together to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

Forward Looking Statements

Disclosures in this release and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact Information

Investors:

Douglas Bingham

VP, Treasury and Investor Relations

717-672-9300

IR@armstrongflooring.com

Media:

Alison van Harskamp

Director, Corporate Communications

717-672-7545

aficorporatecommunications@armstrongflooring.com

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